Exhibit 3.50.5

Form LP 202
(Rev. Jan 1991)

Filing Fee $25

SUBMIT IN DUPLICATE!

All correspondence regarding this filing will be sent to the registered agent of the limited partnership unless a self-addressed envelope with pre-paid postage is included.

GEORGE H. RYAN Secretary of State State of Illinois CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP (Illinois limited partnership)

1.	Limited partnership’s name:	The Ponds of Pembroke Limited Partnership.

.

2.	File number assigned by the Secretary of State:	C000932.

3.	Federal Employer Identification Number (F.E.I.N.):	36-3550345.

4.	The certificate of limited partnership is amended as follows: (Check all applicable changes) (Address changes P.O. Box alone and c/o are unacceptable)

	☐	a) Admission of a new general partner (give name and business address below).
	☐	b) Withdrawal of a general partner (give name below).
	☒	c) Change of registered agent and/or registered agent’s office (give new name and address, including county below).
	☒	d) Change in the address of the office at which the records required by Section 201 of the Act are kept (give new address, including county below).
	☒	e) Change in the general partners name and/or business address (give name and new address below).
	☐	f) Change in the partners’ total aggregate contribution amount (give new dollar amount below).
	☐	g) Change in limited partnership’s name (give new name below).
	☐	h) Change in date of dissolution (give new date below).
	☐	i) Other (give information below).

Changes in c, d, and e are the same:

	Old Address The Prime Group, Inc. 35 W. Wacker Drive Suite 3600 Chicago, IL 60601	New Address The Prime Group, Inc. 77 W. Wacker Drive Suite 3900 Chicago, IL 60601

(over)

5.	NAME(S) & BUSINESS ADDRESS(ES) OF GENERAL PARTNER(S)

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

The original certificate of amendment must be signed by a general partner, all new general partners and at least one withdrawing general partner.

	SIGNATURE AND NAME		BUSINESS ADDRESS
1.	/s/ Robert J. Rudnick	1.	77 W. Wacker Drive, Suite 3900
	(Signature)		Number	Street

	Robert J. Rudnik, Secretary		Chicago
	(Type or print name and title)		City/town

	THE PRIME GROUP, INC.		Illinois 60601
	(Name of General Partner if a corporation or other entity)		State	Zip Code

2.		2.
	(Signature)		Number	Street

	(Type or print name and title)		City/town

	(Name of General Partner if a corporation or other entity)		State	Zip Code

3.		3.
	(Signature)		Number	Street

	(Type or print name and title)		City/town

	(Name of General Partner if a corporation or other entity)		State	Zip Code

4.		4.
	(Signature)		Number	Street

	(Type or print name and title)		City/town

	(Name of General Partner if a corporation or other entity)		State	Zip Code

5.		5.
	(Signature)		Number	Street

	(Type or print name and title)		City/town

	(Name of General Partner if a corporation or other entity)		State	Zip Code

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

If additional space is needed, this list must be continued in the same format on a plain white 8 1/2” x11” sheet, which must be stapled to this form.

FORMS OF PAYMENT: Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.” DO NOT SEND CASH!		RETURN TO: Secretary of State Department of Business Services Limited Partnership Division Room 357, Howlett Building Springfield, Illinois 62756 Telephone: (217) 785-8960